UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 10, 2013
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DEVRY INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

DeVry Inc. (“DeVry”) recently was served with a complaint in a qui tam action filed under the federal False Claims Act and the Minnesota False Claims Act by two former employees of a customer of DeVry’s subsidiary, Advanced Academics, Inc. (“AAI”).  The lawsuit, United States and the State of Minnesota ex rel. Jill Bachmann and Shelley Madore v. Minnesota Transitions Charter Schools, Advanced Academics, Inc., DeVry, Inc., and MN Virtual High School, CA No. 12-cv-01359-DWF-JSM, was filed in the United States District Court for the District of Minnesota.  The complaint was filed on June 6, 2012 but kept under seal in order for the federal and Minnesota state governments to investigate the allegations and determine if they wished to intervene in the action and pursue the alleged claims.    Both the federal and Minnesota state governments declined to intervene, thereby giving the plaintiffs the choice to pursue the alleged claims on behalf of the state and federal governments.  The complaint was unsealed and made public on June 6, 2013and served on AAI on October 10, 2013 and on DeVry on October 11, 2013.

The complaint relates to certain federal and state funding received by Minnesota Transitions Charter Schools and MN Virtual High School.  The complaint alleges that Minnesota Transitions Charter Schools and MN Virtual High School received certain state and federal funding, which depended on the accurate reporting of student enrollment data.  The complaint alleges that Minnesota Transitions Charter Schools and MN Virtual High School received more funding from the federal and state governments for special education and other services than they should have received in 2008, 2009 and 2010 as a result of allegedly non-compliant practices arising from the reporting of student enrollment data.  The complaint further alleges that all schools of defendant Minnesota Transitions Charter Schools received over $75 million in total state and federal funding during fiscal years 2008 to 2010, a portion of which related to the school for which AAI provided services; plaintiff does not quantify what portion of the $75 million was obtained as a result of the allegedly fraudulent practices.  The complaint alleges that AAI provided certain curriculum and other services to MN Virtual High School and operated the school.  The only reference to DeVry in the complaint pertains to its status as the parent corporation to AAI.

DeVry intends to vigorously defend the claims made in this lawsuit.

Forward Looking Statements

Certain statements contained in this Form 8-K and related press release, including those that affect DeVry’s expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words or phrases of similar import.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause DeVry’s actual results to differ materially from those projected or implied by these forward-looking statements.  Additional information regarding factors that could cause results to differ can be found in DeVry’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

These forward-looking statements are based on information as of October 22, 2013, and DeVry assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	October 22, 2013	By:	/s/ Timothy J. Wiggins
Timothy J. Wiggins
Senior Vice President, Chief Financial Officer and Treasurer